Exhibit 10.2

PROMISSORY NOTE

$725,000.00	Executed in Fulton County, GA
Dated as of the 15th day of November, 2005

The undersigned, COACH INDUSTRIES GROUP, INC., a Nevada corporation (hereinafter referred to as “Maker”), promises to pay to the order of BFT FUNDING COMPANY NO. 1, a limited liability company (hereinafter, together with any holder hereof, referred to as “Payee”), at 12330 SW 53rd Street, Suite 703, Cooper City, FL 33330, or at such other place as Payee may from time to time designate, the principal sum of Seven Hundred Twenty Five Thousand United States Dollars (U.S. $725,000.00), together with interest thereon from the date hereof at the interest rate set forth below, which sums are to be repaid as follows:

This Note shall bear interest at the fixed rate of twelve (12%) percent (the “Note Interest Rate”), and shall be due and payable, principal and interest as follows: the sum of U.S. $75,000.00 payable December 1, 2005; the sum of U.S. $75,000.00 payable January 1, 2006; the sum of U.S. $75,000.00 payable February 1, 2006; the sum of U.S. $125,000.00 payable March 1, 2006; the sum of U.S. $75,000.00 payable April 1, 2006, the sum of U.S. $75,000.00 payable May 1, 2006; the sum of U.S. $125,000.00 payable June 1, 2006; the sum of U.S. $125,000.00 payable September 1, 2006; and, the sum of U.S. $10,399.15 payable December 1, 2006 (the “Maturity Date”) at which time the entire principal balance and all accrued and unpaid interest thereon, together with all other applicable charges shall be due and payable in full. Maker acknowledges that all amounts of money due and payable pursuant to the terms hereof are absolutely and unconditionally due and owning and are not, and will not be, subject to any off set, deduction or defense and, under all circumstances, must be timely paid regardless of any claim or contention or Maker.

Interest charged under this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and shall be applied first to interest and lawful charges and expenses then accrued and then to principal.

In order to compensate Payee for loss and expense occasioned by handling delinquent payments, which include, but are not limited to, the cost of processing and collecting delinquencies, Maker shall pay to Payee, in addition to any interest or other sums payable under this Note, a service charge equal to five percent (5%) of the amount of any payment not received by Payee within ten (10) days of the due date thereof.

From and after the date upon which any payment of principal or interest hereunder becomes due and payable (whether by acceleration or otherwise) if the same is not timely paid, or upon the occurrence of any other event of default under the terms and provisions of this Note, interest shall be payable on all sums outstanding hereunder at the maximum rate permitted by applicable law (the “Default Rate”), and shall be due and payable ON DEMAND. Any judgment obtained by Payee against Maker as to any amounts due under this Note shall also bear interest at the Default Rate.

In the event of the continuation of any default in the payment of any interest or principal under this Note for a period of ten (10) days after such payment becomes due, or upon the occurrence of any other event of default under the terms and provisions of this Note or any other document(s) delivered to Payee in connection with this Note, or any other obligation of Maker to Payee, then Payee may declare the entire unpaid principal amount outstanding hereunder, together with interest accrued thereon and any other lawful charges accrued hereunder, immediately due and payable.

Upon the happening of any of the following events, each of which shall constitute a default hereunder (each an “Event of Default”), all sums due hereunder shall thereupon or thereafter, at Payee’s option, without notice or demand, become immediately due and payable: (a) failure of any Obligor (which term shall mean and include each Maker, Endorser, Surety, Guarantor, general partner of Maker or other party liable for payment of or pledging collateral or security under this Note) to pay any sum due hereunder or due by any Obligor to Payee under any other promissory note or under any security instrument or written obligation of any kind now existing or hereafter created; (b) occurrence of default in payment or an Event of Default under this Note or the indebtedness evidenced hereby; (c) death of any Obligor; (d) filing of any petition under the Bankruptcy Code or any similar federal or state statute by or against any Obligor or the insolvency of any Obligor; (e) making of a general assignment by any Obligor for the benefit of creditors, appointment of or taking possession by a receiver, trustee or custodian or similar official for any Obligor or for any assets of any such Obligor or institution by or against any Obligor of any kind of insolvency proceedings or any proceeding for dissolution or liquidation of any Obligor; (f) entry of a material judgment against any Obligor; (g) material falsity in any certificate, statement, representation, warranty or audit at any time furnished to Payee by or on behalf of any Obligor pursuant to or in connection with this Note, or otherwise including any omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in any facts disclosed by any certificate, statement, representation, warranty or audit furnished to Payee; (h) issuance of any material writ of attachment or writ of garnishment or filing of any lien against any Collateral or the property of any Obligor; (j) dissolution, termination, merger, consolidation, or reorganization of any Obligor; (k) assignment or sale by any Obligor of any equity in any Collateral securing payment of this Note without the prior written consent of Payee; (l) cancellation of any guaranty with respect hereto without the prior written consent of Payee; or (m) occurrence of any material default under any guaranty executed in connection with this Note or under any obligation of Maker or of any Obligor to Payee.

Payee shall have all of the rights and remedies of a creditor under all applicable law. Without limiting the generality of the foregoing, upon the occurrence of any default in payment or Event of Default hereunder, Payee may, at its option, and without notice or demand (i) declare the entire unpaid principal and accrued interest accelerated and due and payable at once, together with any and all other liabilities of Maker or any of such liabilities selected by Payee; and (ii) set-off against this Note all monies owed by Payee in any capacity to Maker, whether or not due, and also set-off against all other liabilities of Maker to Payee all monies owed by Payee in any capacity to Maker, and Payee shall be deemed to have exercised such right of set-off, and to have made a charge against any such money immediately upon the occurrence of such default, although made or entered on the books subsequent thereto. The requirement of reasonable notice shall be met if such notice is, at the option of Payee, hand delivered, sent via expedited courier, or mailed, postage pre-paid to Maker, at the address given to Payee by Maker, or at any other address shown on the records of Payee at least five (5) days before the time of sale.

In no event shall Payee be entitled to unearned or unaccrued interest or other charges or rebates, except as may be authorized by law, and should any interest or other charges paid by Maker or other parties liable for the payment of this Note result in the computation or earning of interest in excess of the maximum rate of interest that is legally permitted under applicable law, then any and all such excess shall be and the same is hereby waived by Payee, and any and all such excess shall be automatically credited against and reduce the balance due under this indebtedness, and the portion of said excess which exceeds the balance due under this indebtedness, shall be paid by Payee to Maker and parties liable for the payment of this Note. Payee may, in determining the maximum rate permitted under applicable law in effect from time to time, take advantage of (i) the maximum rate of interest permitted under Florida law or federal law, whichever is higher, including any laws regarding parity among lenders; and (ii) any other law, rule or regulation in effect from time to time available to Payee, which exempts Payee from any limit upon the rate of interest it may charge, or grants to Payee the right to charge a higher rate of interest than that permitted by Chapter 687, Florida Statutes. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Payee shall, to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the maximum term of the obligation so that the interest rate is uniform throughout the entire term of the obligation.

The provisions of this Note shall be construed according to the internal laws (and not the laws of conflicts) of the State of Florida; except as set forth above, if Federal law would allow the payment of interest hereunder at a higher maximum rate than would be applicable under Florida law, in which case such Federal law shall apply to the determination of the highest applicable lawful rate of interest hereunder.

No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other rights under this Note. Presentment, demand, protest, notice of dishonor and all other notices are hereby waived by Maker. Maker promises and agrees to pay all costs of collection and attorneys’ fees, which shall include reasonable attorneys’ fees in connection with any suit, out of court, in trial, on appeal, in bankruptcy proceedings or otherwise, incurred or paid by Payee in enforcing this Note or preserving any right or interest of Payee set forth herein. Any notice to Maker shall be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to, or left upon the premises at the address of Maker as provided to Payee.

Maker agrees that Broward County, Florida shall be the proper venue for any and all legal proceedings arising out of this Note or any document related hereto.

WAIVER OF TRIAL BY JURY. MAKER AND PAYEE HEREBY MUTUALLY, KNOWINGLY, WILLINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE THEIR RIGHT TO TRIAL BY JURY AND NO PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THIS NOTE OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY OR ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR ANY COURSE OF ACTION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS RELATING TO THE INDEBTEDNESS OR THIS NOTE. THE PARTIES ALSO WAIVE ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. PAYEE HAS IN NO WAY AGREED WITH OR REPRESENTED TO MAKER OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

THE PROPER FLORIDA DOCUMENTARY STAMP TAX HAS EITHER BEEN PAID OR THIS PROMISSORY NOTE WAS NOT EXECUTED WITIHN FLORIDA AND NO DOCUMENTARY STAMP TAX IS DUE.

COACH INDUSTRIES GROUP, INC.

By:	/s/ FRANCIS O’DONNELL
Name: Francis O’Donnell Title: Chairman and Chief Executive Officer